UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2021
Switch, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-38231	82-1883953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7135 S. Decatur Boulevard
Las Vegas,	NV	89118
(Address of principal executive offices)		(Zip Code)

(702) 444-4111
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.001	SWCH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 11, 2021, Switch, Inc. (the “Company”) held its 2021 annual meeting of stockholders. The results of stockholder voting on the three proposals presented are described below. Fractional shares have been rounded to the nearest whole number.

Proposal 1 – Stockholders elected the following eight directors nominated by the Company’s board of directors, each to serve until the 2022 annual meeting of stockholders and until his or her successor is duly elected or appointed and qualified or until his or her earlier death, retirement, disqualification, resignation or removal. The results of the vote on Proposal 1 were as follows:

Director Nominee	For	Withheld	Broker Non-Votes
Rob Roy	184,553,552	5,747,527	17,725,332
Angela Archon	186,412,943	3,888,136	17,725,332
Liane Pelletier	185,149,726	5,151,353	17,725,332
Zareh Sarrafian	161,320,834	28,980,245	17,725,332
Kim Sheehy	185,730,918	4,570,161	17,725,332
Donald D. Snyder	163,960,400	26,340,679	17,725,332
Tom Thomas	186,144,474	4,156,605	17,725,332
Bryan Wolf	185,594,557	4,706,522	17,725,332

Proposal 2 – Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The results of the vote on Proposal 2 were as follows:

For	Against	Withheld	Broker Non-Votes
206,116,135	1,882,990	27,286	—

Proposal 3 – Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The results of the vote on Proposal 3 were as follows:

For	Against	Withheld	Broker Non-Votes
179,942,918	9,817,325	540,835	17,725,332

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 17, 2021	Switch, Inc.
(Registrant)

		By:	/s/ Gabe Nacht
		Name:	Gabe Nacht
		Title:	Chief Financial Officer